KINETICS MUTUAL FUNDS, INC.
FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 9th day of June, 2017, to the Transfer Agent Servicing Agreement, dated as of December 18, 2009, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement dated as of December 18, 2009 (the “Agreement”); and

WHEREAS, the parties desire to amend the agreement to add The Kinetics Spin-off and Corporate Restructuring Fund; and

WHEREAS, Section 13 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit A, the current list of funds of the Agreement, is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Kesslen	By: /s/ Michael L. Ceccato
Name: Jay Kesslen	Name: Michael L. Ceccato
Title: Vice President	Title: Senior Vice President

Amended Exhibit A to the Transfer Agent Servicing Agreement – Kinetics Mutual Funds, Inc.

at June, 2017

Separate Series of Kinetics Mutual Funds, Inc.
Name of Series
The Internet Fund – No Load Class
The Internet Fund – Advisor Class A
The Internet Fund – Advisor Class C
The Internet Fund – Institutional Class
The Global Fund – No Load Class
The Global Fund – Advisor Class A
The Global – Advisor Class C
The Global – Institutional Class
The Paradigm Fund – No Load Class
The Paradigm Fund – Advisor Class A
The Paradigm Fund – Advisor Class C
The Paradigm Fund – Institutional Class
The Medical Fund – No Load Class
The Medical Fund – Advisor Class A
The Medical Fund – Advisor Class C
The Medical Fund – Institutional Class
The Small Cap Opportunities Fund – No Load Class
The Small Cap Opportunities Fund – Advisor Class A
The Small Cap Opportunities Fund – Advisor Class C
The Small Cap Opportunities Fund – Institutional Class
The Market Opportunities Fund – No Load Class
The Market Opportunities Fund – Advisor Class A
The Market Opportunities Fund – Advisor Class C
The Market Opportunities Fund – Institutional Class
The Alternative Income Fund -- No Load Class
The Alternative Income Fund – Advisor Class A
The Alternative Income Fund – Advisor Class C
The Alternative Income Fund – Institutional Class
The Multi-Disciplinary Fund – No Load Class
The Multi-Disciplinary Fund – Advisor Class A
The Multi-Disciplinary Fund – Advisor Class C
The Multi-Disciplinary Fund – Institutional Class
The Kinetics Spin-off and Corporate Restructuring Fund – No Load Class
The Kinetics Spin-off and Corporate Restructuring Fund – Advisor Class A
The Kinetics Spin-off and Corporate Restructuring Fund – Advisor Class C
The Kinetics Spin-off and Corporate Restructuring Fund – Institutional Class

Execution Version